UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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JPMorgan Chase & Co.
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April 2014 J P M O R G A N C H A S E P R O X Y D I S C U S S I O N T O P I C S 2014 Proxy

Agenda Page J P M O R G A N C H A S E P R O X Y D I S C U S S I O N T O P I C S 1 Executive summary 1 Corporate governance, election of directors and shareholder engagement 3 Executive compensation 7 Shareholder proposals 14

Executive summary

We have a robust governance structure and are highly responsive to shareholders	▪ During our fall 2013 outreach, we engaged on governance and compensation topics with over 50 parties representing nearly 40% of our shares ▪ Our Board has been further strengthened with new members – four new directors in the last three years and two new Risk Policy Committee members in the last year ▪ Our Lead Independent Director role is robust and our Lead Independent Director is very involved in shareholder communications
Strong multi-year performance continued in 2013	▪ Despite legal settlements, we continued our track record of strong multi-year performance and shareholder value creation ▪ We delivered 37% TSR (total shareholder return) in 2013 and continue to outperform the financial services industry on 3- and 5-year TSR ▪ We maintained our fortress balance sheet, while continuing to grow our Basel III Tier 1 common ratio and our tangible book value per share
2013 settlements: resolving issues and moving forward in the best interests of shareholders	▪ Our management team undertook a comprehensive effort to successfully bring a number of outstanding litigation and regulatory issues to resolution in 2013 ▪ More than $18 billion of $23 billion[1] of settlements negotiated in 2013 were mortgage-related, mainly mortgage-backed securities (MBS). We estimate that over 80% of MBS deal losses were related to conduct at Washington Mutual and Bear Stearns from 2005 to 2008, before they were acquired by JPM ▪ Resolution of these issues allows us to focus on the future and serving our clients
CEO pay levels reflect our performance	▪ CEO pay in 2013 is commensurate with our performance ▪ 2013 pay returned to a level competitive with the external market after large reduction in 2012 – and is still lower, by 13%, than 2010 and 2011 pay
Our compensation program is rigorous and long-term focused	▪ Executive pay is delivered primarily in the form of deferred equity with multi-year vesting ▪ We have exceptionally strong stock retention requirements ▪ Our program fully reflects the Board's overarching philosophy of linking compensation to long-term company performance
We continue to enhance our compensation program	▪ The Board made a number of enhancements to the compensation program to reflect shareholder feedback and continuing focus on risk management ▪ Share retention requirements were broadened to further strengthen management's alignment with shareholder interests

[1] Includes BSA/AML matters announced in January 2014, including Madoff-related matters from 2008 and earlier

EXECUTIVE SUMMARY

JPMORGAN CHASE & CO.

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Agenda Page J P M O R G A N C H A S E P R O X Y D I S C U S S I O N T O P I C S 3 Corporate governance, election of directors and shareholder engagement 3 Executive summary 1 Executive compensation 7 Shareholder proposals 14

CORPORATE GOVERNANCE, ELECTION OF DIRECTORS AND SHAREHOLDER ENGAGEMENT

Governance enhancements that reflect feedback from shareholders

Our Fall 2013 shareholder engagement program included discussions with over 50 parties representing nearly 40% of our shares: we have made significant governance changes responsive to shareholder comments

- ✓ Risk Policy Committee membership changed, with two new members in the last year and three new members since 2012
  - Two new committee members appointed in the last year, both with risk management expertise and financial services experience, as requested by a significant number of shareholders during our engagement with them
  - Committee now includes members with the following experience:
    - President of a large, private investment firm
    - Senior risk management professional at a large, global bank
    - CEO and Chairman of an audit, tax and advisory services firm
    - CEO of a large, complex, global financial services business
- ✓ We revised our Corporate Governance Principles to establish the Lead Independent Director role and formalize a number of best practices
- ✓ We reached agreement on the withdrawal of two shareholder proposals for the 2014 annual meeting after engagement with proponents. We agreed to prepare a report for shareholders around steps taken to address challenges the Firm has faced, and to engage in dialogue on factors corporate directors might consider in reviewing the implications of combining or separating the roles of Chairman and CEO

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JPMORGAN CHASE & CO.

CORPORATE GOVERNANCE, ELECTION OF DIRECTORS AND SHAREHOLDER ENGAGEMENT

Commitment to governance best practices

We have established a best-in-class governance structure that provides strong shareholder rights

- ✓ **Independence and Board succession** – Every director other than the Chairman/CEO is independent; four new independent directors have been added in the last three years with two new members of the Risk Policy Committee in the last year and three new members since 2012
  - *Board Appointments*
    - November 2011: James A. Bell
    - May 2012: Timothy P. Flynn
    - September 2013: Linda B. Bammann
    - January 2014: Michael A. Neal
- ✓ **Majority voting** – Directors are elected annually (there is not a "staggered" board), with majority voting in uncontested elections
- ✓ **Shareholder rights** – Shareholders holding at least 20% of the outstanding shares of common stock can call a special meeting and we amended our bylaws in 2013 to allow shareholders to act by written consent
- ✓ **Strong committee structure** – All chairs of principal committees are independent, approve agendas and material for meetings, and work directly with senior management responsible for matters within the scope of their responsibilities
- ✓ **Executive sessions** – Independent directors generally meet in executive session as part of each regularly scheduled Board meeting, with discussion led by the Lead Independent Director

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JPMORGAN CHASE & CO.

CORPORATE GOVERNANCE, ELECTION OF DIRECTORS AND SHAREHOLDER ENGAGEMENT

2014 director nominees

Nominee	Age	Principal Occupation	Director Since	Committee Membership[1]
Linda B. Bammann	58	Retired Deputy Head of Risk Management of JPMorgan Chase & Co.	September 2013	Public Responsibility; Risk Policy
James A. Bell	65	Retired Executive Vice President of The Boeing Company	2011	Audit
Crandall C. Bowles	66	Chairman of The Springs Company	2006	Audit; Public Responsibility (Chair)
Stephen B. Burke	55	CEO of NBCUniversal, LLC	2004 Director of Bank One Corporation from 2003 to 2004	Compensation & Management Development; Corporate Governance & Nominating
James S. Crown	60	President of Henry Crown and Company	2004 Director of Bank One Corporation from 1991 to 2004	Risk Policy (Chair)
James Dimon	58	Chairman / CEO of JPMorgan Chase & Co.	2004 Chairman of the Board of Bank One Corporation from 2000 to 2004	
Timothy P. Flynn	57	Retired Chairman of KPMG International	2012	Public Responsibility; Risk Policy
Laban P. Jackson, Jr.	71	Chairman / CEO of Clear Creek Properties, Inc.	2004 Director of Bank One Corporation from 1993 to 2004	Audit (Chair)
Michael A. Neal	61	Retired Vice Chairman of General Electric & Retired Chairman / CEO of GE Capital	January 2014	Risk Policy
Lee R. Raymond (Lead Independent Director)	75	Retired Chairman / CEO of Exxon Mobil	2001 Director of J.P. Morgan & Co. Incorporated from 1987 to 2000	Compensation & Management Development (Chair); Corporate Governance & Nominating
William C. Weldon	65	Retired Chairman / CEO of Johnson & Johnson	2005	Compensation & Management Development; Corporate Governance & Nominating (Chair)

[1] Principal standing committees

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JPMORGAN CHASE & CO.

Agenda Page J P M O R G A N C H A S E P R O X Y D I S C U S S I O N T O P I C S 7 Executive compensation 7 Executive summary 1 Corporate governance, election of directors and shareholder engagement 3 Shareholder proposals 14

In 2013 we continued our track record of long-term performance[1]

Key business achievements in 2013

- **Drove strong, sustained performance across all businesses**
  - Consumer & Community Banking – ROE of 23%
  - Corporate & Investment Bank – ROE of 15%
  - Commercial Banking – ROE of 19%
  - Asset Management – ROE of 23% with 29% pretax margin
  - Despite tremendous challenges, the Firm earned $17.9 billion in net income in 2013, compared to $21.3 billion in 2012
- **Maintained a fortress balance sheet and strengthened our capital position**
  - Ended the year with a Basel III Tier 1 common ratio of 9.5%, significantly above our 2012 ratio of 8.7%[2]
  - Made significant progress on regulatory issues and controls

Continued tangible book value growth



$22.52
$27.09
$30.18
$33.69
$38.75
$40.81
2008
2009
2010
2011
2012
2013
Tangible Book Value Per Share (TBVS)

Sustained shareholder value creation (TSR)



37%
38%
36%
49%
41%
45%
105%
70%
90%
1 Year
3 Year
5 Year
JPM
BKX
SSFINL

Note: TSR percentages assume reinvestment of dividends
KBW Bank Index ("BKX"), S&P Financials Index ("SSFINL")

Delivered 37% return to shareholders in 2013, and we continue our track record of sustained financial performance

[1] See notes on non-GAAP financial measures on page 18
[2] Estimated impact of final Basel 2.5 Rules and Basel III Advanced NPR reflected in 2012

EXECUTIVE COMPENSATION
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JPMORGAN CHASE & CO.

Resolutions reached in 2013

Major settlements in 2013

Mortgage-related

- More than $18 billion of settlements announced in 2013 were mortgage-related, predominantly MBS
- Over 80% of MBS deal losses were related to conduct at Washington Mutual and Bear Stearns from 2005 to 2008, before they were acquired by JPM

Other matters

- Settlements include those associated with BSA/AML program, including Madoff-related matters from 2008 and earlier[1]; and those associated with CIO-related risk oversight

It was in the best interests of our shareholders to resolve these issues and move forward

Positive changes made in 2013

- We simplified our business and refocused on our priorities
- We reviewed incentive compensation pools to ensure that business performance, including the impact of risk and control items, is considered
- We implemented an enhanced risk review process in all lines of business and for our corporate functions
- We strengthened the Firm's leadership through a disciplined talent review process and an enhanced executive development program
- We increased spending for the regulatory and control agenda by about $1 billion in 2013, with an expectation of an additional $1 billion in 2014
  - We will have added 13,000 employees since the start of 2012 through year-end 2014 to support our regulatory, compliance and control effort (Risk, Compliance, Legal, Finance, Technology, Oversight and Control, and Audit)
  - We have spent more than $600 million on technology focused on our agenda in the Regulatory and Control space – an increase of ~25% since 2011. We also built a state-of-the-art control room in our corporate headquarters to provide streamlined data analysis and reporting capabilities of control and operational risk data across the Firm

[1] Formally announced in January 2014

EXECUTIVE COMPENSATION

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JPMorgan Chase & Co.

EXECUTIVE COMPENSATION

Mr. Dimon's compensation remains commensurate with Firm performance

CEO pay is aligned with performance


100% of annual incentives awarded in long-term equity
$1.5M Base Salary
7%
93%
Performance Based
Total Compensation:
$20M
$18.5M in RSUs
Performance Based

2013 compensation in context[1]


$1.0M
$15.2M
$23.0M
$23.0M
$11.5M
$20.0M
2008
2009
2010
2011
2012
2013
Salary
Cash Incentives
Equity Incentives

- The Compensation & Management Development Committee (CMDC) reduced CEO pay by 50% in 2012 in light of Chief Investment Office losses, although TSR and financial performance measures were strong in the year

Compensation in 2013 reflects pay that is in line with our peers[2] and is representative of the strong performance we delivered

[1] The table shows how the CMDC viewed compensation awarded for 2013. It differs from how compensation is reported in the proxy statement Summary Compensation Table (SCT), which is required by the SEC, and is not a substitute for the information required by the SCT

[2] Based both on primary and secondary peer groups, a total of 26 companies

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JPMorgan Chase & Co.

Effective compensation governance practices

Our pay program is designed to drive shareholder value creation

1. Significant equity ownership guidelines and retention requirements
2. Focus on linking pay with performance & delivering sustained long-term value
3. Stock is a significant component of pay to ensure shareholder alignment
4. Anti-hedging and pledging policy
5. Rigorous clawback policy
6. Responsible use of equity, using only ~1.5% in 2013 for our equity program
7. No golden parachute or special severance
8. No special executive benefits

EXECUTIVE COMPENSATION

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JPMORGAN CHASE & CO.

E X E C U T I V E C O M P E N S A T I O N Compensation practices were further strengthened in 2013 Compensation program changes Impact on our compensation program Enhanced risk review process  Enhanced process identifies and evaluates relevant risk and control issues and, when appropriate, initiates human resources-related remedial actions such as reduction of variable compensation or separation of employment  This review process, effective in all lines of business and for corporate functions, further strengthens the connection between risks, controls, and compensation Added share ownership requirement for Operating Committee members  Operating Committee members (including all Named Executive Officers) must own a minimum of between 200,000 and 400,000 shares (1M shares in the case of the CEO) and must retain 75% of shares awarded through equity compensation before meeting the required level; and must retain 50% of shares awarded through equity compensation after meeting their required level  Broadened share retention guidelines further increase management alignment with shareholder interests Eliminated use of stock appreciation rights for 2013  Equity awards are comprised exclusively of RSUs that vest over a period of 3 years Enhanced disclosure  Designed and created a new CD&A presentation in response to shareholder feedback  Improved clarity and transparency of our compensation program and the Compensation & Management Development Committee’s decisions on executive pay The Compensation & Management Development Committee proactively evaluates our compensation program and considers feedback from shareholders 12

EXECUTIVE COMPENSATION

Long-term focused compensation philosophy

- We use a disciplined and holistic framework and assess management performance in four main categories:

  Business results | **Client / customer goals** | **People objectives** | **Risk and control outcomes**

- We believe that our business does not lend itself to a simple formulation that is determinative of overall performance
- We disclose our target goals in Investor Day materials which are made publicly available on our website and filed with the SEC

Equity incentive program – long-term alignment with shareholders

2013	2014	2015	2016	2017 and beyond
Performance Period	**3-Year Vesting Period**			**Vested Awards Subject to Significant Ownership Requirements**
Equity award level based on 2013 and historical performance	**Payout value fluctuates up or down based on stock price performance**			**Although shares are fully vested, Operating Committee members must comply with minimum ownership and percentage retention requirements**

Awards subject to reduction / cancellation / recovery based on risk & control features

Long-standing clawback provisions

- We maintain extensive clawbacks to hold individuals accountable, when appropriate, for material actions or items that negatively impact business performance in current or future years
- These clawbacks enable us to reduce or cancel unvested awards and recover previously paid compensation in certain situations and apply to both equity and cash awards
- Clawback provisions apply to a broad scope of actions or items including restatement, misconduct, performance and risk-related

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JPMorgan Chase & Co.

Agenda Page J P M O R G A N C H A S E P R O X Y D I S C U S S I O N T O P I C S 14 Shareholder proposals 14 Executive summary 1 Corporate governance, election of directors and shareholder engagement 3 Executive compensation 7

S H A R E H O L D E R P R O P O S A L S Shareholder proposals – Lobbying report  We believe it is in the shareholders’ best interests for the Firm to be an effective participant in the policymaking process  The Firm supports its interests in the public arena in a variety of ways, and our lobbying activities are subject to strong governance, as described in our Political Activities Statement, available on our website  The Firm belongs to a number of trade associations representing the interests of both the financial services industry and the broader business community, and we disclose on our website the principal trade associations to which we belong  The Firm restricts organizations from using the Firm’s funds, including membership fees and dues, for any election- related activity at the federal, state or local level  The Firm and trade associations to which we belong are subject to public disclosure obligations with respect to lobbying Summary of JPM lobbying, political activities and trade association policy 15

S H A R E H O L D E R P R O P O S A L S Shareholder proposals – Special shareowner meetings  JPMorgan Chase permits shareholders to call special meetings, with procedural safeguards designed to protect the best interests of the Firm and all of our shareholders. Shareholders of 20% or more of our outstanding shares of common stock may call a special meeting  The procedural aspects of these shareholder rights, which the proposal seeks to eliminate, include important protections for the benefit of all shareholders  To allow adequate time for the Board to evaluate proposed actions  To provide transparency about the purposes of the special meeting, the matters proposed to be acted upon, and the material interests of the shareholders in the proposed business  To avoid disruptive or unnecessary expenditure of resources, there are specified time periods during which a special meeting would not be held  JPMorgan Chase provides significant opportunities for shareholders to engage with management and the Board, including twice annual shareholder outreach  The Firm has strong corporate governance standards Summary of JPM special shareowner meeting policy 16

Shareholder proposals – Cumulative voting

Summary of JPM voting policy

- One share, one vote best serves shareholder interests
- Cumulative voting is inconsistent with majority voting for directors
- Cumulative voting can increase the risk of special interests and partisanship. It has the potential for consequences that could be destabilizing and detrimental to the effective functioning of the Board
- The Firm has strong corporate governance standards, including:
  - Majority voting for the election of directors in uncontested elections
  - Annual election of all directors
  - Strong Lead Independent Director role
  - More than 90% of the Board and 100% of the Board's five principal standing committees are composed of independent directors
  - Shareholders have explicit rights to call special meetings and to act by written consent

SHAREHOLDER PROPOSALS

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JPMORGAN CHASE & CO.

J P M O R G A N C H A S E P R O X Y D I S C U S S I O N T O P I C S Notes Notes on non-GAAP financial measures 1. Tangible book value per share (“TBVPS”) and the Basel III Tier 1 common ratio (as of December 31, 2013) are each non-GAAP financial measures. TBVPS represents the Firm’s tangible common equity (i.e., total stockholders’ equity less preferred stock, less goodwill and identifiable intangible assets (other than MSRs), net of related deferred tax liabilities), divided by period-end common shares. TBVPS is meaningful to the Firm, as well as analysts and investors in assessing the Firm’s use of equity and is used in facilitating comparisons of the Firm with competitors. The Tier 1 common ratio under Basel III rules is used by management, bank regulators, investors and analysts to assess and monitor the Firm’s capital position. 18

J P M O R G A N C H A S E P R O X Y D I S C U S S I O N T O P I C S Forward-looking statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of JPMorgan Chase & Co.’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause JPMorgan Chase & Co.’s actual results to differ materially from those described in the forward-looking statements can be found in JPMorgan Chase & Co.’s Annual Report on Form 10-K for the year ended December 31, 2013, which has been filed with the Securities and Exchange Commission and is available on JPMorgan Chase & Co.’s website (http://investor.shareholder.com/jpmorganchase), and on the Securities and Exchange Commission’s website (www.sec.gov). JPMorgan Chase & Co. does not undertake to update the forward- looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements. 19